                                   Exhibit 21

                         Subsidiaries of the Registrant


                                                  State of                       Name under which subsidiary
Name                                              Incorporation                  conducts business
----                                              -------------                  ---------------------------

Fluxagamm, Inc. (a)*                              Delaware                       Fluxagamm, Inc.

Versar Risk Management, Inc.*                     New York                       Versar New York, Inc. in New
                                                                                 York; Versar Inc. elsewhere

GEOMET Technologies, Inc.                         Delaware                       GEOMET Technologies, Inc.

Versar Laboratories, Inc. (b)*                    Delaware                       Versar Laboratories, Inc.

Versar of Ohio, Inc.                              Ohio                           Versar of Ohio, Inc.

Science Management Corporation                    Delaware                       Science Management Corporation

The Greenwood Partnership, LTD                    Virginia                       The Greenwood Partnership, LTD








(a)  formerly Gammaflux, Inc.
(b)  formerly Versar Consultants, Inc.
*    Dormant Entities


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